UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2006

Internet Security Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23655	58-2362189
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Barfield Road, Atlanta, Georgia 30328

(Address of Principal Executive Offices, including zip code)

(404) 236-2600

Registrant’s telephone number, including area code

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

(a) On August 23, 2006, Internet Security Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, International Business Machines Corporation, a New York corporation (“IBM”), and Aegis Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of IBM (“Sub”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of IBM.

Pursuant to the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the effective time (other than shares held by the Company, IBM or Sub, which will be canceled) will be converted into the right to receive $28.00 in cash, without interest.

The Merger has been approved by the Company’s Board of Directors. The Merger is conditioned on, among other things, the adoption of the Merger Agreement by the stockholders of the Company and the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, IBM or Sub. The Merger Agreement contains representations and warranties of each of the Company, IBM and Sub made to the other parties to the Merger Agreement. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement. The disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

(b) Immediately prior to the execution of the Merger Agreement, the Company and Computershare Investor Services, LLC, a Massachusetts limited liability company, entered into an amendment (the “Rights Agreement Amendment”) to the Company’s Rights Agreement dated as of July 18, 2002 (the “Rights Agreement”). The purpose and effect of the Rights Agreement Amendment is to make the Rights Agreement inapplicable to the execution, delivery and performance of the Merger Agreement, the consummation of the Merger and the other transactions contemplated by the Merger Agreement.

The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement Amendment, which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 3.03. Material Modification of Rights of Security Holders.

See disclosure under Item 1.01(b) above.

Item 8.01. Other Events.

On August 23, 2006, the Company and IBM issued a joint press release announcing that they had entered into the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1.

2

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits:

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Internet Security Systems, Inc., International Business Machines Corporation and Aegis Acquisition Corp., dated as of August 23, 2006

4.1	Rights Agreement Amendment, dated as of August 23, 2006, by and between Internet Security Systems, Inc. and Computershare Investor Services, LLC

99.1	Press Release, dated August 23, 2006, issued by Internet Security Systems, Inc. and International Business Machines Corporation

3

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Security Systems, Inc.

Date: August 23, 2006	By:	/s/ Sean Bowen
Sean Bowen Vice President and General Counsel

4

Exhibit Index

Exhibit Number	Description
2.1	Agreement and Plan of Merger by and among Internet Security Systems, Inc., International Business Machines Corporation and Aegis Acquisition Corp., dated as of August 23, 2006

4.1	Rights Agreement Amendment, dated as of August 23, 2006, by and between Internet Security Systems, Inc. and Computershare Investor Services, LLC

99.1	Press Release, dated August 23, 2006, issued by Internet Security Systems, Inc. and International Business Machines Corporation

5